Exhibit 99.1

Powerfleet Announces Receipt of Expected Delinquency Notification Letters from Nasdaq Relating to Non-Compliance with Nasdaq Listing Rule 5250(c)(1)

Submitted response to previously announced SEC comment letter involving non-cash accounting issue; targeting to resolve matter within the month of August

WOODCLIFF LAKE, N.J., August 16, 2024 - Powerfleet, Inc. (Nasdaq: AIOT) today announced that on August 8 and August 15, 2024, the Company received, as expected, written notices from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it did not timely file its Transition Report on Form 10-KT for the transition period ended March 31, 2024 (the “Form 10-KT”) and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”), as required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5250(c)(1).

Under Nasdaq rules, the Company has 60 calendar days from the date of Nasdaq’s initial written notice, or October 7, 2024, to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1).

As previously announced, the delay in the filing of the Form 10-KT and Form 10-Q follows the Company’s receipt of a comment letter from the Securities and Exchange Commission (the “SEC”) regarding the Company’s determination of the accounting acquirer in the recent business combination with MiX Telematics Limited, an issue that is not expected to have any impact on the Company’s operating performance or cash flows. The Company is actively collaborating with its auditors and legal advisors to address the SEC’s comment and has submitted its response to the SEC’s comment. The Company targets to resolve this matter within the month of August. The Company expects to file the Form 10-KT and Form 10-Q promptly following resolution of the SEC’s comment to regain compliance with Nasdaq Listing Rule 5250(c)(1).

The Company’s common stock will continue to be listed and traded on The Nasdaq Global Market during the 60-day grace period, subject to its compliance with the other continued listing requirements of The Nasdaq Global Market.

ABOUT POWERFLEET

Powerfleet (Nasdaq: AIOT; JSE: PWR; TASE: PWFL) is a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry. With more than 30 years of experience, Powerfleet unifies business operations through the ingestion, harmonization, and integration of data, irrespective of source, and delivers actionable insights to help companies save lives, time, and money. Powerfleet’s ethos transcends our data ecosystem and commitment to innovation; our people-centric approach empowers our customers to realize impactful and sustained business improvement. The company is headquartered in New Jersey, United States, with offices around the globe. Explore more at www.powerfleet.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of the Form 10-KT and Form 10-Q. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described in the Company’s filings with the SEC, including but not limited to those described under the heading “Risk Factors” in its annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Powerfleet Investor Contacts

Carolyn Capaccio and Jody Burfening

LHA Investor Relations

AIOTIRTeam@lhai.com

Powerfleet Media Contact

Andrea Hayton

ahayton@powerfleet.com

+1 (610) 401-1999